UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In May 2006, we entered into a three year service provider agreement, or SPA, with The Home Depot to sell and install our specialty home improvement products exclusively for The Home Depot customers in designated markets. Our principal product lines include kitchen and bathroom cabinet refacing products, including countertops, wood and composite decks and related accessories.

At December 31, 2007, our kitchen refacing products were available in approximately 1400 The Home Depot stores and 33 The Home Depot – Expo stores. Our bath refacing products were offered in approximately 580 stores and our deck products were offered in approximately 525 stores.

On February 28, 2008, we and The Home Depot mutually agreed to (1) extend the termination date of the SPA to February 28, 2011; (2) terminate the installed deck program under the SPA; and (3) add additional markets in Ohio and Pennsylvania for our kitchen cabinet refacing and countertop products.

The termination of the deck program is being implemented in two phases. Effective February 29, 2008, we will not receive customer leads for our deck products in the Midwest, Boston, Connecticut, Virginia Beach and Atlanta markets. We do not intend to continue to sell our deck products under our brand name in these markets. We will install all pending deck orders for The Home Depot customers in these markets and will continue to honor our warranty service obligations to The Home Depot deck customers. Revenues for deck sales in these markets were approximately $6 million in 2007.

We will continue, until August 31, 2008, to sell and install, on a non-exclusive basis, our deck products under The Home Depot brand in the Northeastern markets, including Northern Virginia, Maryland, Philadelphia, New Jersey and New York. We will begin offering our deck products in these markets under our Designer Deck brand concurrently with our phasing out of The Home Depot markets. We intend to service these markets by utilizing our wood deck products manufacturing facilities in Woodbridge, Virginia.

Additionally, we and The Home Depot agreed that effective April 1, 2008, we will begin offering our kitchen cabinet refacing and countertop products in Ohio markets, including Cleveland, Columbus and Cincinnati and in Pittsburgh, Pennsylvania, encompassing approximately 96 The Home Depot stores.

We will continue, on an exclusive basis, to offer our kitchen and bath refacing products to The Home Depot customers in the designated markets.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Exhibits.

99.1	Press Release issued on March 3, 2008 announcing revision of SFI Agreement with The Home Depot Home Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 3rd day of March, 2008 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued on March 3, 2008 announcing revisions of SFI Agreement with The Home Depot Home Services.